Exhibit 99.1

Speed Commerce Reports Fiscal Third Quarter 2015 Results

- Net Revenues Increase 17%; Company Signs Five New E-Commerce Clients and Realigns Senior Leadership -

DALLAS, TX – February 9, 2015 – Speed Commerce, Inc. (NASDAQ: SPDC), a leading provider of omni-channel e-commerce services, reported financial results for its fiscal third quarter ended December 31, 2014. The following figures exclude results from the company’s retail distribution segment, which was reclassified into discontinued operations in the quarter ended March 31, 2014 and sold on July 9, 2014.

Q3 FY2015 and Recent Highlights

●	Net revenues increased 17% to $38.3 million

●	Acquired e-commerce services provider Fifth Gear, boosting scale and delivering a diverse customer base and significant cross-selling opportunities

●	Signed agreements with five new clients to provide e-commerce services beginning in fiscal year 2016

●	Jeffrey Zisk announces retirement as president of e-commerce

●	Realigned senior leadership team including the appointment of Matt Konkle to the new position of chief operating officer

Fiscal Q3 2015 Financial Results

Net revenues in the fiscal third quarter of 2015 increased 17% to $38.3 million compared to $32.6 million in the year-ago quarter. The increase was due to the organic growth of current clients, the addition of new e-commerce clients and the partial inclusion of Fifth Gear, which was acquired in late November 2014. These gains were partially offset by the loss of a significant 3PL client and revenues associated with freight handling on behalf of two other clients. Net revenues from e-commerce clients (excludes 3PL clients) increased 27% during the quarter.

Adjusted gross profit margin in the third quarter was 23.7% compared to 26.6% in the year-ago quarter (see, “Use of Non-GAAP Financial Information,” below for further discussion about this and other non-GAAP measures). The decrease was primarily driven by increased seasonal and temporary labor costs involved in seasonal fulfillment activities.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, were $6.5 million compared to $4.6 million in the year-ago quarter. This increase was primarily due to the addition of Fifth Gear. As a percent of net revenues, adjusted operating expenses were 17.1% compared to 14.0% in the year-ago quarter.

Adjusted EBITDA (a non-GAAP measure) was $3.0 million compared to $4.4 million in the year-ago quarter.

Net loss from continuing operations was $6.7 million or $(0.13) per diluted share, compared to $3.0 million or $(0.05) per diluted share in the year-ago quarter.

First Nine Months of Fiscal 2015 Financial Results

Net revenues in the first nine months of fiscal 2015 were $83.4 million compared to $83.2 million in the year-ago period.

Adjusted gross profit margin (a non-GAAP measure) was 23.1% compared to 26.4% in the year-ago period.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, were $15.9 million, compared to $14.9 million in the year-ago period.

Adjusted EBITDA (a non-GAAP measure) was $7.2 million compared to $7.6 million in the year-ago period.

Net loss from continuing operations was $12.0 million or $(0.25) per diluted share, compared to $5.5 million or $(0.09) per diluted share in the year-ago period.

Management Commentary

“First, I would like to thank Jeff Zisk, who is retiring from his management role at Speed Commerce,” said Richard Willis, president and CEO of Speed Commerce. “Jeff was the founder of SpeedFC and has played a significant role in our strategy over the past couple of years.  We are grateful for his many contributions and pleased he will remain as a member of our board of directors.

“We faced significant challenges during our third quarter. Two large clients transitioned away from our freight services, as each had an ownership structure that was able to aggregate freight activities with other portfolio companies, which provided them access to more competitive rates. We also had a legacy ‘3PL-only’ customer that moved away from our fulfillment services due to their focus on brick-and-mortar store distribution capabilities, a business that we de-emphasized with our retail divestiture last summer.

“The holiday product mix sold by a large newly-added client was unexpectedly weighted towards big ticket consumer electronics, a product category that was still being drop-shipped from their legacy vendor. Finally, we incurred higher than anticipated labor costs in our largest fulfillment center. Despite these headwinds, consolidated revenues still increased 17% while revenues from e-commerce clients grew 27%.”

“Our sales team continues to be successful,” continued Willis. “Mark Steele, our VP of sales and marketing, has led the signing of five new clients and has built the most impressive pipeline that we have seen in our history. The sales pipeline, combined with an organization that has significantly improved its scale, management depth and capabilities with the addition of Fifth Gear, gives us great confidence in our ability to efficiently service our clients and continue to win new business.

“We have restructured our leadership team in a manner that enhances accountability with the overriding goal of increasing productivity and improving our customer focus. As such, we recently appointed Matt Konkle to the new position of chief operating officer. Matt comes to Speed through the acquisition of Fifth Gear where he served as president for seven years. With over 15 years of technology and business services management experience, Matt will be working with me to direct our entire fulfillment, customer care and client services operations.

“His involvement with the integration of Fifth Gear is keeping us on-track as we drive forward with our plan to realize synergies and cross-sell our services to existing clients. We have also revamped our IT department and will continuously make changes to ensure our customer service and implementation is world class.”

Fiscal 2015 and 2016 Outlook

Speed Commerce has revised its fiscal 2015 guidance and now expects net revenues to range between $120 million to $125 million. Adjusted EBITDA is now expected to range between $10 million and $12 million. The company has refined its fiscal 2016 outlook and now expects fiscal 2016 net revenues to range between $160 million to $175 million, and adjusted EBITDA to range between$15 million to $17 million.

Conference Call

Speed Commerce will host a conference call today at 10:00 a.m. Eastern time to discuss these results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Monday, February 9, 2015

Time: 10:00 a.m. Eastern time (9:00 a.m. Central time)

Toll free dial-in number: 1-888-428-9480

International dial-in number: 1-719-325-2329

Conference ID: 3092697

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=112791 and via the investor relations section of the Speed Commerce website at www.speedcommerce.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through February 23, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 3092697

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of e-commerce service solutions to leading retailers and manufacturers. The company’s omni-channel capabilities unite a digital commerce strategy with traditional retail channels, creating the ultimate branded shopping experience. Services include e-commerce platform development; hosting, managed and marketing services; order and inventory management; pick, pack & ship; returns processing; and 24/7 customer care. For additional information, please visit the company's website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net revenues from e-commerce clients, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-Q in connection with this period, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company or its clients; the company’s revenues being derived from a small group of clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to quickly and cost-effectively adapt to the changing demands of its clients; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	(Unaudited)	(Audited)
	December 31,	March 31,
	2014	2014
Assets:
Current assets:
Cash	$7,569	$13
Accounts receivable, net	29,023	18,527
Inventory	977	-
Prepaid expenses	2,322	1,000
Deferred costs	5,969	1,708
Assets of discontinued operations	-	102,278
Total current assets	45,860	123,526
Property and equipment, net	24,111	15,409
Goodwill and intangible assets, net	106,926	50,261
Assets of discontinued operations	-	7,578
Other assets	19,321	5,914
Total assets	$196,218	$202,688
Liabilities and shareholders’ equity:
Current liabilities:
Revolving line of credit	$-	$38,362
Current portion of long-term debt	2,625	-
Accounts payable	16,777	12,683
Accrued expenses	18,478	1,730
Liabilities related to assets of discontinued operations	-	88,388
Other	7,566	5,383
Total current liabilities	45,446	146,546
Long-term liabilities:
Liabilities related to assets of discontinued operations	-	7
Long-term debt	96,750	-
Other liabilities	14,135	4,740
Total liabilities	156,331	151,293
Shareholders’ equity	39,887	51,395
Total liabilities and shareholders’ equity	$196,218	$202,688

SPEED COMMERCE, INC.
Consolidated Statements of Operations and Comprehensive (Loss)
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three months ended December 31,		Nine months ended December 31,
	2014	2013	2014	2013
Net revenues	$38,257	$32,576	$83,384	$83,154
Cost of revenues	29,200	28,894	64,096	67,840
Gross profit	9,057	3,682	19,288	15,314
Operating expenses:
Selling and marketing	627	732	2,392	1,879
General and administrative	7,470	3,374	15,221	11,536
Information technology	1,223	698	3,023	2,075
Depreciation and amortization	2,274	1,381	5,888	4,000
Total operating expenses	11,594	6,185	26,524	19,490
Income (loss) from operations	(2,537)	(2,503)	(7,236)	(4,176)
Other income (expense):
Interest expense, net	(1,130)	(432)	(2,509)	(1,230)
Loss on early extinguishment of debt	(3,047)	-	(3,863)	-
Other income (expense), net	(250)	(2)	1,511	8
Income (loss) from operations, before income tax	(6,964)	(2,937)	(12,097)	(5,398)
Income tax expense	(170)	(25)	(343)	(53)
Net loss from continuing operations	(7,134)	(2,962)	(12,440)	(5,451)
Discontinued operations:
Gain on sale of discontinued operations	(1,792)	-	2,135	-
Income (loss) from discontinued operations, net of tax	(476)	1,898	(11,399)	(2,186)
Net loss	$(9,402)	$(1,064)	$(21,704)	$(7,637)

Basic net loss per common share
Continuing operations	$(0.13)	$(0.05)	$(0.25)	$0.09
Discontinued operations	(0.03)	0.03	(0.14)	(0.04)
Net loss	$(0.16)	$(0.02)	$(0.39)	$0.05

Diluted net loss per common share
Continuing operations	$(0.13)	$(0.05)	$(0.25)	$(0.09)
Discontinued operations	(0.03)	0.03	(0.14)	(0.04)
Net loss	$(0.16)	$(0.02)	$(0.39)	$(0.13)

Weighted average shares outstanding:
Basic	65,928	64,928	65,561	59,332
Diluted	65,928	64,928	65,561	59,332

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	153	157	(572)	192
Comprehensive loss	$(9,249)	$(907)	$(22,276)	$(7,445)

SPEED COMMERCE, INC.
Supplemental Information
(In thousands)
(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended December 31,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended December 31,				Three Months Ended December 31,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$38,257		$32,576		$38,257		$32,576
Gross profit (1)	9,057	23.7%	3,682	11.3%	9,057	23.7%	8,679	26.6%
Operating expenses (2)	11,594	30.3%	6,185	19.0%	8,807	23.0%	5,955	18.3%
Income (loss) from operations	(2,537)		(2,503)		250		2,724
Other expense, net (3)	(4,427)		(434)		(1,380)		(434)
Income (loss) from continuing operations before income tax	$(6,964)		$(2,937)		$(1,130)		$2,290

	Three Months Ended December 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-		$4,997

Total adjustments	$-		$4,997

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$695		$230
Acquisition costs	2,092
Total adjustments	$2,787		$230

(3) Pro forma adjustments to other expense, net consist of the following:
Acquisition costs	$-		$-
Loss on extinguishment of debt	3,047
Total adjustments	$3,047		$-

SPEED COMMERCE, INC.
Supplemental Information
(In thousands)
(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Nine Months Ended December 31,

	GAAP Information				Adjusted Pro Forma Information
	Nine Months Ended December 31,				Nine Months Ended December 31,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$83,384		$83,154		$83,384		$83,154
Gross profit (1)	19,288	23.1%	15,314	18.4%	19,288	23.1%	21,934	26.4%
Operating expenses (2)	26,524	31.8%	19,490	23.4%	21,783	26.1%	18,949	22.8%
Income (loss) from operations	(7,236)		(4,176)		(2,495)		2,985
Other expense, net	(4,861)		(1,222)		(998)		(1,222)
Income (loss)from continuing operations before income tax	$(12,097)		$(5,398)		$(3,493)		$1,763

	Nine Months Ended December 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-		$6,620

Total adjustments	$-		$6,620

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$2,649		$541
Acquisition costs	2,092
Total adjustments	$4,741		$541

(3) Pro forma adjustments to other expense, net consist of the following:
Acquisition costs	$-		$-
Loss on extinguishment of debt	3,863		-
Total adjustments	$3,863		$-

SPEED COMMERCE, INC.
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months		Nine Months
	December 31,		December 31,
	2014	2013	2014	2013
Net loss from continuing operations, as reported	$(7,134)	$(2,962)	$(12,440)	$(5,451)
Interest expense, net	1,130	432	2,509	1,230
Income tax expense	170	25	343	53
Loss on early extinguishment of debt, net	3,047	-	3,863	-
Depreciation and amortization	2,274	1,381	5,888	4,000
Share-based compensation	556	272	1,516	654
Mark-to-market adjustment on warrants	191	-	(353)	-
Infrastructure expansion	-	-	1,093	-
Acquisition costs	2,092	-	2,092	-
Transaction and transition costs	695	5,227	2,649	7,161
Adjusted EBITDA	$3,021	$4,375	$7,160	$7,647

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com